Exhibit 99.1
CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD–1 LLC, AND CONWOOD–2 LLC
Combined Financial Statements
December 31, 2005
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Members
     Conwood Company, L.P., Conwood Sales Co., L. P.,
     Scott Tobacco LLC, Rosswil LLC, Conwood LLC,
     Conwood–1 LLC, and Conwood–2 LLC:
We have audited the combined balance sheet of Conwood Company, L.P., Conwood Sales Co., L.P., Scott Tobacco LLC, Rosswil LLC, Conwood LLC, Conwood–1 LLC, and Conwood–2 LLC (collectively the Company) as of December 31, 2005, and the related combined statements of income, members’ capital and comprehensive income and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Conwood Company, L.P., Conwood Sales Co., L.P., Scott Tobacco LLC, Rosswil LLC, Conwood LLC, Conwood–1 LLC, and Conwood–2 LLC as of December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
KPMG LLP
April 18, 2006, except for note 12,
which is dated April 25, 2006

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Combined Balance Sheet
December 31, 2005
(Thousands)

Assets

Current assets:
Cash and cash equivalents	$112,343
Accounts receivable, less allowance of $283	8,308
Inventories	142,711
Other current assets	4,502

Total current assets	267,864

Property, plant, and equipment, net	29,410
Goodwill	16,357
Other intangible assets, net	50,935
Deferred tax assets, net	926
Other assets	1,202

$366,694

Liabilities and Members’ Capital

Current liabilities:
Accounts payable	$18,469
Accrued compensation	19,887
Accrued expenses	248
Accrued state income taxes	22,766

Total current liabilities	61,370

Deferred compensation	2,657
Benefit obligations	32,702

Total liabilities	96,729

Commitments and contingencies (notes 10 and 11)

Members’ capital	269,965

$366,694

See accompanying notes to combined financial statements.

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Combined Statement of Income
Year ended December 31, 2005
(Thousands)

Net sales	$453,229

Operating expenses:
Cost of sales	94,912
Selling, administrative, and general expense	110,432

Total operating income	247,885

Interest expense	(5)
Interest income	5,401
Other expense, net	(73)

Income before taxes	253,208

Income tax expense	5,714

Net income	$247,494

See accompanying notes to combined financial statements.

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Combined Statement of Members’ Capital and Comprehensive Income
Year ended December 31, 2005
(Thousands)

	Accumulated
	other
	comprehensive	Members’
	loss	capital	Total
Balance at December 31, 2004	$(364)	332,921	332,557
Net income	—	247,494	247,494
Additional minimum pension liability	(86)	—	(86)

Comprehensive income			247,408
Distributions to members	—	(310,000)	(310,000)

Balance at December 31, 2005	$(450)	270,415	269,965

See accompanying notes to combined financial statements.

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Combined Statement of Cash Flows
Year ended December 31, 2005
(Thousands)

Cash flows from operating activities:
Net income	$247,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,787
Amortization of intangible assets	6,616
Provision for cash discounts	17,926
Deferred income tax benefit	(39)
Changes in assets and liabilities:
Accounts receivable	(12,606)
Inventories	(14,344)
Other assets	1,025
Accounts payable	965
Accrued state income taxes	5,260
Accrued expenses and long-term liabilities	5,220

Net cash provided by operating activities	261,304

Cash flows from investing activities:
Capital expenditures	(9,167)

Net cash used in investing activities	(9,167)

Cash flows from financing activities:
Distributions to members	(310,000)

Net cash used in financing activities	(310,000)

Net decrease in cash and cash equivalents	(57,863)

Cash and cash equivalents at beginning of year	170,206

Cash and cash equivalents at end of year	$112,343

Noncash item – additional minimum pension liability	$(86)

Supplemental cash flow disclosure:
Income taxes paid	$1,482
See accompanying notes to combined financial statements.

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
(1)	Organization and Nature of Operations

Conwood Company, L.P. (Conwood) was formed as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware on June 20, 1985. Effective November 1, 1996, Conwood divested itself of its sales function and created Conwood Sales Co., L. P. (Sales), a limited partnership, to operate the sales function. Ownership of Conwood and Sales was restructured on December 31, 1996 and April 30, 1997 such that Asworth Corporation now beneficially owns 100% of Conwood LLC, the general partner of Conwood and Sales.

Effective January 1, 2000, HTF LLC, a wholly owned subsidiary of Asworth Corporation and the limited partner of Conwood and Sales, became the sole member of the newly formed Scott Tobacco LLC (Scott) and Rosswil LLC (Rosswil) through capital contributions of $200 and $500, respectively. Formerly a division of Conwood, Scott continues to manufacture twist tobacco for Conwood. The majority of Conwood’s intangible assets were transferred to Rosswil, which, in addition to Sales, is now involved in the sales function.

Conwood and Scott manufacture and sell smokeless tobacco products to Rosswil, which sells to Sales, which in turn sells the tobacco products primarily to a large number of widely dispersed wholesalers and chain stores. Conwood LLC, Conwood–1 LLC, and Conwood–2 LLC are companies that hold primarily cash. The financial statements of Conwood, Sales, Scott, Rosswil, Conwood LLC, Conwood–1 LLC, and Conwood–2 LLC (collectively the Company) are presented on a combined basis because of common ownership. All significant intercompany balances and transactions have been eliminated. Asworth Corporation owns 100% of Conwood–1 LLC and Conwood–2 LLC.

The Company funds its operations from cash flows from operating activities and maintains its own administrative functions. Asworth does not perform any services for or on behalf of the Company.

(2)	Summary of Significant Accounting Policies
(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of intangible assets, income tax assets and liabilities, and assets and obligations related to employee benefits. Actual results could differ from those estimates.

6	(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
(b)	Inventories

Inventories are stated at the lower of cost (principally average cost) or market (net realizable value). Cost is determined using the average cost method. Leaf tobacco inventories are classified as current assets, the treatment of which is a generally accepted industry practice, although it is necessary to hold the leaf tobacco longer than one year in the curing process.

(c)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation of plant and equipment is provided over the estimated useful lives (3-39 years) of the respective assets, principally on the straight-line basis.

(d)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. This statement also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Acquired brand/product lines are amortized on a straight-line basis over their estimated useful lives of 15 – 28 years.

(e)	Impairment of Long-Lived Assets

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment losses have been recognized in 2005.

Goodwill is tested annually for impairment, and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. This determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting

7	(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of the goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to its assets and liabilities in a manner similar to a purchase price allocation, in accordance with SFAS No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

The Company’s annual impairment analysis on goodwill did not require the Company to recognize an impairment loss in 2005.

(f)	Income Taxes

Effective January 1, 2002, Asworth Corporation, the Company’s ultimate parent, elected to be treated as a small business corporation (S Corporation) under Section 1362 of the Internal Revenue Code. Conwood, Sales, and Conwood LLC elected to be treated as Qualified Subchapter S Subsidiaries effective January 1, 2002. Under the S Corporation provisions, the Company is treated as a division of Asworth. As an S Corporation, all items of the Company’s income, loss, deductions and credits pass through to the shareholders of Asworth. The shareholders of Asworth will be taxed on their respective distributive share of such pass-through items. As a result, the Company will generally not incur a federal income tax liability. However, for ten years after the effective date of the S Corporation election, the Company will annually incur federal income tax in the event it recognizes built-in gain imbedded in assets existing at December 31, 2001. In addition, Asworth would incur federal income tax in future years in the event its “passive” income exceeds certain levels. The Company has entered into a tax sharing arrangement with Asworth whereby the Company pays (receives) funds to (from) Asworth for the Company’s share of tax liabilities (assets). State income tax will continue to be imposed on the Company by certain states that do not recognize Asworth and the Company’s status as an S Corporation.

With the exception of deferred tax assets pertaining to states where the Company continues to be taxed as a corporation, deferred tax assets were reduced to zero on January 1, 2002, in connection with the S Corporation election.

(g)	Cash Equivalents

Cash equivalents consist primarily of money market mutual funds and funds deposited with Diversified Capital, LLC (Diversified). Diversified is an affiliate of the Company whose purpose is to provide treasury management services for the Company, Asworth Corporation, and other related entities. The Company deposits its excess cash with Diversified and receives a market interest rate on the Company’s average cash balances held by Diversified. The Company includes the cash deposited with Diversified as a cash equivalent as such deposits are readily available to the Company and such deposits and withdrawals represent a portion of the Company’s cash management activities. At December 31, 2005, Diversified held $77,711 in cash equivalents of the Company and the Company earned approximately $5 million in interest income from Diversified during the year ended

8	(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
December 31, 2005. The interest rate paid by Diversified is based on the Federal Short-Term Rate as adjusted on a monthly basis (AFR). At December 31, 2005, the AFR was 4.34%.

(h)	Revenue Recognition

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.
(3)	Inventories

A summary of inventories as of December 31 follows:

Leaf tobacco	$121,378
Raw materials and supplies	4,898
Work-in-process	13,903
Finished products	2,532

$142,711

(4)	Property, Plant, and Equipment

A summary of property, plant, and equipment as of December 31 follows:

Land and land improvements	$2,498
Buildings	24,738
Machinery and equipment	31,164
Furniture and fixtures	14,069
Construction in progress	7,850

80,319

Less accumulated depreciation	(50,909)

Property, plant, and equipment, net	$29,410

Depreciation expense totaled $3,787 for the year ended December 31, 2005.

(5)	Intangible Assets

The Company has intangible assets recorded in the accompanying combined financial statements primarily relating to acquired brand/product lines with an original carrying value of $173,902 as of December 31, 2005, and accumulated amortization of $122,967 as of December 31, 2005.

9	(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
Aggregate amortization expense for amortizing intangible assets was $6,616 for the year ended December 31, 2005. Estimated amortization expense for the next five years is: $6,616 in each of 2006 and 2007, and $6,272 in each of 2008, 2009, and 2010.

(6)	Income Tax Expense

Effective January 1, 2002, certain of the entities comprising the Company elected to be taxed as Qualified Subchapter S Subsidiaries (QSSSs) due to their parent’s (Asworth Corporation) election to be treated as an S Corporation. As QSSSs, all items of income, loss, deductions and credits pass through to the shareholders of Asworth Corporation. The entities comprising the Company will continue to be taxed in certain states which do not recognize the S Corporation/QSSS status. In addition, the entities comprising the Company may incur federal income taxes (benefits) for ten years after the effective date of the S Corporation election to the extent built-in gains (losses) imbedded in assets existing at December 31, 2001 are recognized.

The Company analyzes tax exposure items, and as a result of this analysis, records a provision or benefit related to any tax exposure items as determined necessary by this analysis.

The components of income tax expense (benefit) for the year ended December 31, 2005 are as follows:

State
Current	$5,753
Deferred	(39)

$5,714

10	(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2005 are as follows:

Deferred tax assets:
Accrued post-retirement and other benefits	$954
Other	33

Total gross deferred tax assets	987

Deferred tax liabilities:
Property, plant, and equipment, principally due to differences in depreciation	70

Total gross deferred tax liabilities	70

Net deferred tax assets	917

Less current portion, included in other current assets	(9)

Net deferred tax assets, noncurrent	$926

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the period which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(7)	Employee Benefit Plans

The Company has two defined benefit pension plans, the Conwood Plan and The Taylor Brothers Plan, which cover substantially all employees. Taylor Brothers is an operating division of Conwood. Benefits are based on years of service and the employee’s compensation. The Company’s funding policy is to contribute no more than the amount allowable for tax purposes and not less than the required minimum contribution.

11	(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
In addition to the pension plans, the Company sponsors an unfunded defined benefit health care and life insurance plan that provides post-retirement medical and life insurance benefits to full-time employees (who meet minimum age and service requirements for retirement) and their dependents. The plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The Company’s policy is to pay the cost of medical and life insurance benefits in amounts determined at the discretion of management. The retiree contribution rate will be allocated consistently with the premium rates and costs that have emerged from health care and life insurance expenses and plan experience. The measurement date used to determine pension and other post-retirement benefit measures for the pension plans and the post-retirement plan is December 31.
The following table sets forth the plans’ benefit obligations, fair value of plan assets, and funded status at December 31, 2005:

		Post-
	Pension	retirement
	benefits	benefits
Benefit obligation	$46,636	36,211
Fair value of plan assets	34,592	—

Funded status	$12,044	36,211

Accrued benefit cost	$(1,627)	(31,075)
Minimum pension liability adjustment	450	—

Net amounts recognized in the combined balance sheet	$(1,177)	(31,075)

The accumulated benefit obligation for the pension plans was $33,707 at December 31, 2005.
The following information is for the Taylor Brothers Plan, which had plan assets less than the accumulated benefit obligation.

Taylor
Brothers
Plan
Projected benefit obligation	$1,144
Accumulated benefit obligation	1,144
Fair value of plan assets	1,105
(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
Weighted average assumptions used to determine benefit obligations at December 31, 2005 were as follows:

		Post-
	Pension	retirement
	benefits	benefits
Discount rate	5.75%	5.75%
Rate of compensation increase	5.00	—
Weighted average assumptions used to determine net cost for the year ended December 31, 2005 were as follows:

		Post-
	Pension	retirement
	benefits	benefits
Discount rate	6.00%	6.00%
Expected long-term rate of return on plan assets	7.99	—
Rate of compensation increase	5.00	—
The Company’s overall expected long-term rate of return on assets is 7.99%. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.
For measurement purposes, an 11.0% annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) was assumed for December 31, 2005; the rate was assumed to decrease gradually to 5.50% by the year 2011 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated post-retirement benefit obligation at December 31, 2005 by $6,019 and the aggregate of the service and interest cost components of net periodic post-retirement benefit cost for 2005 by $612.
(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
Other amounts for the year ended December 31, 2005 are as follows:

		Post-
	Pension	retirement
	benefits	benefits
Benefit cost	$2,110	3,159
Employer contribution	2,225	—
Plan participants’ contributions	—	388
Benefits paid	1,053	1,402
Plan Assets
The weighted average asset allocation of the Company’s pension plans’ assets at December 31, 2005 were as follows:

Asset category	Plan assets
Equity securities	51%
Fixed income	37
Real estate	12

Total	100%

The Company’s investment policies and strategies for the pension plans do not use target allocations for the individual asset categories. The Company’s investment goals are to maximize returns subject to specific risk management policies. Its risk management policies permit investments in mutual funds, and prohibit direct investments in debt and equity securities and derivative financial instruments. The Company addresses diversification by the use of mutual fund investments whose underlying investments are in domestic and international fixed income securities and domestic and international equity securities. These mutual funds are readily marketable and can be sold to fund benefit payment obligations as they become payable.
Cash Flows
The Company expects to contribute $1,360 to its pension plans in 2006.
The benefits expected to be paid in each year 2006-2010 are $2,219, $2,431, $2,707, $2,988, and $3,233, respectively. The aggregate benefits expected to be paid in the five years from 2011-2015 are $22,480. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at December 31 and include estimated future employee service.
(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
Other Employee Benefit Plans

The Company has a savings plan covering substantially all employees other than those of Scott which provides for employee contributions (up to 6% of compensation) with the Company’s contributions being based upon a percentage of employee contributions. For the year ended December 31, 2005, the Company contributed to the plan $4,180 representing 200% of employee contributions, the maximum allowable under terms of the plan.

The Company also has a defined contribution plan covering substantially all employees of Scott who have completed one-half year of continuous service and have attained the age of twenty-one. The Company has voluntarily agreed to make annual contributions to the plan in amounts equal to 5% of each participant’s gross earnings. Total expense related to the plan for the year ended December 31, 2005 was $52.

The Company has a management incentive plan which provides compensation to senior management whose decisions and actions are instrumental in influencing and affecting the performance of the Company. Under the provisions of the plan, the Company pays into a bonus pool an amount based upon minimum earnings goals. The contribution for the year ended December 31, 2005 was $13,261.

(8)	Sales to Significant Customer

During the year ended December 31, 2005, sales to one customer accounted for approximately 15% of the Company’s sales. Accounts receivable from this customer were $1,269 at December 31, 2005.

(9)	Disclosures about the Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of these instruments.

(10)	Commitments

The Company occupies certain manufacturing and storage facilities and uses certain equipment under operating leases. Total rent expense for the year ended December 31, 2005 was $2,450. Approximate minimum annual rentals under noncancelable operating leases are as follows:

Year ending December 31:
2006	$2,296
2007	1,658
2008	789
2009	57
Thereafter	—

$4,800

(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements
December 31, 2005
(Dollars in thousands, unless otherwise noted)
(11)	Litigation Contingencies

On January 2, 2003, the Company, along with other major manufacturers of smokeless tobacco and certain other organizations, was served with a summons and class action complaint brought by six individual plaintiffs alleging negligence, personal injury and other charges. On September 8, 2003, the United States District Court for the Southern District of Florida granted plaintiffs’ motion to remand this action to the Eleventh Circuit Court in Miami-Dade County, Florida. In July 2005, a plaintiff filed an amended complaint in this action, the effect of which was to drop the class action allegations and to assert an individual claim on behalf of the one plaintiff. An order of dismissal of the remaining plaintiffs was entered in October, 2005. In November, 2005, the Company filed a motion to dismiss certain plaintiff complaints. No trial date has been set for this proceeding.

The Company, along with other tobacco manufacturers and distributors, was sued on October 1, 1998 in Kanawha County, West Virginia. The lawsuit, which involves approximately 1,200 individual actions, was consolidated and referred to the Mass Litigation Panel in 1999. Products manufactured by the Company have been identified as being used in 14 of those cases. On December 3, 2001, an order was entered severing any claims against the Company and the other smokeless tobacco manufacturing companies from the principal action.

In the event that any further action is pursued against the Company in the above proceedings, the Company would vigorously defend such actions. Counsel is unable to evaluate the likelihood of an unfavorable outcome or to estimate the Company’s potential loss, if any, resulting from such actions. Management does not believe that such suits would have a material adverse effect on the Company’s financial position.

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of counsel and management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position.

(12)	Subsequent Event

On April 25, 2006, Reynolds American Inc. (RAI) entered into an agreement whereby RAI would acquire Conwood, Sales, Scott and Rosswil as well as Conwood LLC, Conwood–1 LLC and Conwood–2 LLC via a stock acquisition of the ultimate parent company of these entities.